March 15, 2005

To Whom It May Concern:

We have issued our report dated August 26, 2004, accompanying the financial statements of Prime Credit Corporation (a Development Stage Company) and subsidiaries on Form SB-2 for each of the two years ended April 30, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Prime Credit Corporation, and the inclusion of our name under the heading "Experts" in the Form SB-2 to be filed with the US Securities and Exchange Commission.



Signed,

/s/ Lopez, Blevins, Bork & Associates, L.L.P.
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Houston, Texas